Exhibit 99.2

# 2024

Quarter Ended
June 30, 2024

WHLR REAL ESTATE INVESTMENT TRUST

# SUPPLEMENTAL FINANCIAL INFORMATION

Litchfield Market Village
Pawleys Island, SC
FOOD LION
LOOMIS
WHLR
REAL ESTATE INVESTMENT TRUST

piggly wiggly
Ridgeland Center
Ridgeland, SC
WHLR
REAL ESTATE INVESTMENT TRUST

Food Depot
Lagrange Marketplace
Lagrange, GA
WHLR
REAL ESTATE INVESTMENT TRUST

ACME
Pine Grove
Browns Mills, NJ
cdr
CEDAR REALTY TRUST

Cautionary Note on Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation:the use of and demand for retail space; general and economic business conditions, including those affecting the ability of individuals to spend in retail shopping centers and/or the rate and other terms on which we are able to lease our properties; the loss or bankruptcy of the Company's tenants; the state of the U.S. economy generally, or specifically in the Mid-Atlantic, Southeast and Northeast where our properties are geographically concentrated; consumer spending and confidence trends; availability, terms and deployment of capital; substantial dilution of our common stock, par value $0.01 ("Common Stock") and steep decline in its market value resulting from the exercise by the holders of our Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock") of their redemption rights and downward adjustment of the conversion price on our outstanding 7.00% Subordinated Convertible Notes due 2031 (the "Convertible Notes"), each of which has already occurred and is anticipated to continue; our ability to register sufficient shares of our Common Stock to cover all Series D Preferred Stock redemptions tendered to us by the holders thereof; the degree and nature of our competition; changes in governmental regulations, accounting rules, tax rates and similar matters; adverse economic or real estate developments in our markets of the Mid-Atlantic, Southeast and Northeast; the ability and willingness of the Company’s tenants and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration; the Company’s ability to re-lease its properties on the same or better terms in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; litigation risks generally; the risk that shareholder litigation in connection with the Cedar Acquisition (as defined herein) and as recently filed by the Company's former CEO, Daniel Khoshaba may result in significant costs of defense, indemnification and liability, and divert management's attention away from running the Company; financing risks, such as the Company’s inability to obtain new financing or refinancing on favorable terms as the result of market

WHLR | Financial & Operating Data	2

volatility or instability and increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; the impact of the Company’s leverage on operating performance; our ability to successfully execute strategic or necessary asset acquisitions and divestitures; risks related to the market for retail space generally, including reductions in consumer spending, variability in retailer demand for leased space, adverse impact of e-commerce, ongoing consolidation in the retail sector and changes in economic conditions and consumer confidence; risks endemic to real estate and the real estate industry generally; the adverse effect any future pandemic, endemic or outbreak of infectious diseases, and mitigation efforts, including government-imposed lockdowns, to control their spread; risks to our information systems - or those of our tenants or vendors - from service interruption, misappropriation of data, breaches of security or information technology, or other cyber-related attacks; competitive risks; risks related to the geographic concentration of the Company’s properties in the Mid-Atlantic, Southeast and Northeast; the Company’s ability to regain compliance with the listing standards of the Nasdaq Capital Market ("Nasdaq") and maintain its listing thereon; the effects on the trading market of our Common Stock of the one-for-10 reverse stock split effected on August 17, 2023 (the "August 2023 Reverse Stock Split"), the one-for-24 reverse stock split effected on May 16, 2024 (the "May 2024 Reverse Stock Split"), the one-for-five reverse stock split effected on June 27, 2024 (the "June 2024 Reverse Stock Split", and collectively with the May 2024 Reverse Stock Split, the “2024 Reverse Stock Splits”) and any reverse stock splits the Company may effect in the future; damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; the risk that an uninsured loss on the Company’s properties or a loss that exceeds the limits of the Company’s insurance policies could subject the Company to lost capital or revenue on those properties; the risk that continued increases in the cost of necessary insurance could negatively impact the Company's profitability; the Company’s ability and willingness to maintain its qualification as a real estate investment trust ("REIT") in light of economic, market, legal, tax and other considerations; the ability of our operating partnership, Wheeler REIT, L.P., and each of our other partnerships and limited liability companies to be classified as partnerships or disregarded entities for federal income tax purposes; the impact of e-commerce on our tenants’ business; and the inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws.

The forward-looking statements contained in this document are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the SEC, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect the Company’s actual results and may be beyond the Company’s control. New factors emerge from time to time, and it is not possible for the Company’s management to predict all such factors or to assess the effects of each factor on the Company’s business. Accordingly, there can be no assurance that the Company’s current expectations will be realized.

WHLR | Financial & Operating Data	3

Glossary of Terms

Term	Definition

Adjusted FFO ("AFFO")
We believe the computation of funds from operations ("FFO") in accordance with the National Association of Real Estate Investment Trusts' ("Nareit") definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, non-cash amortization on loans and acquisition costs. Therefore, in addition to FFO, management uses Adjusted FFO ("AFFO"), a non-GAAP measure, for REITs, which we define to exclude such items. Management believes that these adjustments are appropriate in determining AFFO as they are not indicative of the operating performance of our assets. In addition, we believe that AFFO is a useful supplemental measure for the investing community to use in comparing us to other REITs as many REITs provide some form of adjusted or modified FFO. However, there can be no assurance that AFFO presented by us is comparable to the adjusted or modified FFO of other REITs.

Anchor	Lease occupying 20,000 square feet or more.

Annualized Base Rent ("ABR")	Monthly base rent on occupied space as of the end of the current reporting period multiplied by twelve months, excluding the impact of tenant concessions and rent abatements.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")
A widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison against other companies, including other REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization, and impairment of long-lived assets and notes receivable from income from continuing operations. The Company also presents Adjusted EBITDA, which excludes items affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

Funds from Operations ("FFO")
We use FFO, a non-GAAP measure, as an alternative measure of our operating performance, specifically as it relates to results of operations and liquidity. We compute FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999, April 2002 and December 2018). As defined by Nareit, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures. Most industry analysts and equity REITs, including us, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions. Accordingly, we believe FFO provides a valuable alternative measurement tool to GAAP when presenting our operating results.

Gross Leasable Area ("GLA")	The total amount of leasable space in an investment property.

WHLR | Financial & Operating Data	4

Term	Definition

Ground Lease	A lease in which the tenant owns the building but not the land it is built on.

Leased Rate / % Leased	The space committed to lessee under a signed lease agreement as a percentage of gross leasable area executed through June 30, 2024.

Local Tenant	Tenant with presence in one state with 10 or less locations.

National / Regional Tenant	Tenant with presence in multiple states or single state presence with more than 10 locations.

Occupancy Rate / % Occupied	The space delivered to a tenant under a signed lease agreement as a percentage of gross leasable area through June 30, 2024.

Rent Spread:

New Rent Spread	Weighted average change over the gross value of the new lease, annualized per square foot, compared to the annualized base rent per square foot of the prior tenant.

Renewal Rent Spread	Weighted average change over the gross value of the renewed lease, annualized per square foot, compared to the annualized base rent per square foot of the prior rate.

Same-Property	Properties owned during all periods presented herein.

Same-Property Net Operating Income ("Same-Property NOI")
Same-Property net operating income ("Same-Property NOI") is a widely-used non-GAAP financial measure for REITs. The Company believes that Same-Property NOI is a useful measure of the Company's property operating performance. The Company defines Same-Property NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because Same-Property NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs and impairment charges, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses Same-Property NOI to evaluate its operating performance since Same-Property NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. Properties are included in Same-Property NOI if they are owned and operated for the entirety of both periods being compared. Consistent with the capital treatment of such costs under GAAP, tenant improvements, leasing commissions and other direct leasing costs are excluded from Same-Property NOI.

The most directly comparable GAAP financial measure is consolidated operating income. Same-Property NOI should not be considered as an alternative to consolidated operating income prepared in accordance with GAAP or as a measure of liquidity. Further, Same-Property NOI is a measure for which there is no standard industry definition and, as such, it is not consistently defined or reported on among the Company's peers, and thus may not provide an adequate basis for comparison among REITs.

SOFR	Secured Overnight Financing Rate

Undeveloped Property	Vacant land without GLA.

WHLR | Financial & Operating Data	5

Company Overview
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. (Nasdaq: WHLR) is a fully-integrated, self-managed commercial real estate investment company focused on owning, leasing and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock, Series D cumulative convertible preferred stock ("Series D Preferred Stock"), and 7% Subordinated Convertible Notes due 2031 ("Convertible Notes") trade publicly on Nasdaq under the symbols "WHLR", "WHLRP", "WHLRD", and "WHLRL", respectively.
Cedar Realty Trust, Inc. ("CDR" or "Cedar") is a subsidiary of WHLR. CDR's 7-1/4% Series B cumulative redeemable preferred stock ("CDR Series B Preferred") and 6-1/2% Series C cumulative redeemable preferred stock ("CDR Series C Preferred") trade publicly on the New York Stock Exchange ("NYSE") under the symbols "CDRpB" and "CDRpC", respectively and represent a noncontrolling interest to WHLR.
Accordingly, the use of the word "Company" refers to WHLR and its consolidated subsidiaries, which includes Cedar, except where the context otherwise requires.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - CEO and President
Crystal Plum - CFO

Board of Directors	Board of Directors
Stefani D. Carter (Chair)	Kerry G. Campbell (Chair)
E.J. Borrack	E.J. Borrack
Robert Brady	M. Andrew Franklin
Kerry D. Campbell	Crystal Plum
Megan Parisi	Paula Poskon
Dennis Pollack
Joseph D. Stilwell

Stock Transfer Agent and Registrar	Stock Transfer Agent and Registrar
Computershare Trust Company, N.A. 150 Royall Street, Suite 101 Canton, MA 02021 www.computershare.com	Equiniti Trust Company, LLC 6201 15th Ave Brooklyn, NY 11219 https://equiniti.com/us/ast-access

Investor Relations Representative
investorrelations@whlr.us Office: (757) 627-9088

WHLR | Financial & Operating Data	6

Financial and Portfolio Overview
All per share amounts, OP units and shares outstanding, warrants, and conversion features of the Convertible Notes for all periods presented reflect the August 2023 Reverse Stock Split, the May 2024 Reverse Stock Split and the June 2024 Reverse Stock Split.
For the Three Months Ended June 30, 2024 (consolidated amounts unless otherwise noted)

Financial Results
Net loss attributable to Wheeler REIT common stockholders (in 000s)	$(7,788)
Net loss per basic and diluted shares	$(13.74)
FFO available to common stockholders and Operating Partnership (OP) unitholders (in 000s)	$(3,556)
FFO per common share and OP unit	$(6.27)
AFFO (in 000s)	$2,069
AFFO per common share and OP unit	$3.65

Assets and Leverage
Investment Properties, net of $103.3 million accumulated depreciation (in 000s)	$541,933
Cash and Cash Equivalents (in 000s)	$19,609
Total Assets (in 000s)	$670,315
Total Debt (in 000s)	$499,193
Debt to Total Assets	74.47%
Debt to Gross Asset Value	66.03%

Market Capitalization
Common shares outstanding	566,814
OP units outstanding	75
Total common shares and OP units	566,889

Ticker	Shares Outstanding at June 30, 2024	Second Quarter stock price range	Stock Price at June 30, 2024
WHLR	566,814	$7.35-$29.90	$15.53
WHLRP	3,379,142	$1.39-$2.78	$2.25
WHLRD	2,615,573	$15.00-$19.70	$18.53
CDRpB	1,450,000	$13.20-$16.40	$13.90
CDRpC	5,000,000	$11.14-$13.05	$12.11

Common Stock market capitalization (in 000s)			$8,803

Portfolio Summary
GLA in sq. ft.	5,309,913	2,742,041
Occupancy Rate	93.3%	86.0%
Leased Rate	95.6%	90.1%
Annualized Base Rent (in 000s)	$50,170	$25,432
Total number of leases signed or renewed	49	14
Total sq. ft. leases signed or renewed	273,639	73,069

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	7

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three and six months ended June 30, 2024. For the three months ended June 30, 2024 and 2023, WHLR's net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") stockholders was $(13.74) per share and $(762.93) per share, respectively. For the six months ended June 30, 2024 and 2023, WHLR's net loss attributable to WHLR's Common Stock stockholders was $(33.97) per share and $(1,420.26) per share, respectively.

2024 SECOND QUARTER HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•The Company's real estate portfolio was 90.8% occupied, a 10 basis point decrease from 90.9%.
•The Company's real estate portfolio was 93.8% leased, a 120 basis point increase from 92.6%.
•The Company's real estate portfolio includes 33 properties that are 100% leased.

•WHLR Quarter-To-Date Leasing Activity
•Executed 40 lease renewals totaling 188,152 square feet at a weighted average increase of $1.15 per square foot, representing an increase of 10.8% over in-place rental rates.
•Signed 9 new leases totaling 85,487 square feet with a weighted average rental rate of $13.47 per square foot, representing a new rent spread of 29.9%.
•The WHLR portfolio, excluding Cedar, was 93.3% occupied, a 100 basis point decrease from 94.3%.
•The WHLR portfolio, excluding Cedar, was 95.6% leased, a 40 basis point increase from 95.2%.

•CDR Quarter-To-Date Leasing Activity
•Executed 8 lease renewals totaling 38,293 square feet at a weighted average increase of $1.17 per square foot, representing an increase of 9.3% over in-place rental rates.
•Signed 6 new leases totaling 34,776 square feet with a weighted average rental rate of $11.00 per square foot, representing a new rent spread of (3.7)%.
•The Cedar portfolio was 86.0% occupied, a 150 basis point increase from 84.5%.
•The Cedar portfolio was 90.1% leased, a 240 basis point increase from 87.7%
•The Company’s GLA, which is subject to leases that expire over the next six months and includes month-to-month leases, increased to approximately 3.3%, compared to 2.7%. At June 30, 2024, 32.7% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 23 and provides additional details on the Company's leases).

OPERATIONS
•Total revenue of $26.3 million increased by 5.9% or $1.5 million, primarily a result of:
•$1.1 million increase in tenant reimbursements;
•$0.5 million increase in base rent; and
•$0.2 million increase in lease termination fees; partially offset by
•$0.4 million decrease in market lease amortization.
•Total operating expenses of $17.7 million decreased by 4.2% or $0.8 million, primarily a result of:
•$0.9 million decrease in depreciation and amortization primarily as a result of the purchase price allocation of lease intangibles due to the timing of the Cedar Acquisition; and
•$0.4 million decrease in legal fees due to bringing certain legal services in-house; partially offset by
•$0.3 million increase in repairs and maintenance; and
•$0.2 million increase in salaries;

FINANCIAL
•FFO was $(3.6) million, or $(6.27) per share of the Company's Common Stock and OP units in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $1.2 million, or $145.15 per share.
•AFFO was $3.65 per share of the Company's Common Stock and OP Units in our operating partnership, Wheeler REIT, L.P., as compared to $76.38 per share.

SAME-PROPERTY NET OPERATING INCOME
•Same-Property NOI increased by 9.3% or $1.4 million. Same-Property NOI was impacted by:
•$1.7 million increase in property revenue; partially offset by
•$0.3 million increase in property expense.

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	8

CAPITAL MARKETS
•Recognized a non-operating loss of $5.0 million in net changes in fair value of derivative liabilities, primarily due to adjustments in valuation assumptions associated with the embedded derivatives within the Convertible Notes.
•Interest expense was $8.8 million and $10.2 million for the three months ended June 30, 2024 and 2023, respectively, representing a decrease of 13.8%. See page 19 for further details.
•The Company effected one-for-24 and one-for-five reverse stock splits on May 16, 2024 and June 27, 2024, respectively.
•On June 28, 2024, the Company entered into a term loan agreement (the "Term Loan Agreement, 5 Properties") with Guggenheim Real Estate, LLC, for $25.5 million at a fixed rate of 6.80% with interest-only payments due monthly. Commencing on August 10, 2029, until the maturity date of July 10, 2034, monthly principal and interest payments will be made based on a 30-year amortization schedule calculated based on the principal amount as of that time. The Term Loan Agreement, 5 Properties' proceeds were used to refinance four loans, including paying $0.4 million in defeasance. The Term Loan Agreement, 5 Properties is collateralized by Cypress Shopping Center, Conyers Crossing, Chesapeake Square, Sangaree Plaza and Tri-County Plaza. As a result of the four loans refinanced, the Company will be refunded $3.5 million from restricted cash.

DISPOSITIONS
•On June 18, 2024, the Company agreed to a settlement with the City of Grove, Oklahoma and the Grove Economic Development Authority of Grove, Oklahoma (collectively, the "City of Grove"), which included the transfer of the Harbor Point Land Parcel and a one-time payment of $160 thousand to the City of Grove in exchange for a release of the Company from all increment taxes and other obligations under the Economic Development Agreement the Company had entered into with the City of Grove and the dismissal of the litigation commenced by the City of Grove against the Company.
•On June 26, 2024, the Company sold Oakland Commons, located in Bristol, Connecticut, for $6.0 million, generating a gain of $3.4 million and net proceeds of $5.7 million.

OTHER
•The Company recognized non-operating expenses of $0.5 million, which primarily consisted of capital structure costs, including legal and other expenses incurred for the 2024 Reverse Stock Splits and the registration of our Common Stock to issue in settlement of Series D Preferred Stock redemption.
• On June 1, 2024, the Company subscribed for an additional investment in the amount of $0.5 million for limited partnership interests in Stilwell Activist Investments, L.P., a Delaware limited partnership ("SAI"). See page 11 for more details.

2024 YEAR-TO-DATE HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•WHLR Year-To-Date Leasing Activity
•Executed 68 lease renewals totaling 283,067 square feet at a weighted average increase of $1.05 per square foot, representing an increase of 9.7% over in-place rental rates.
•Signed 19 new leases totaling 107,836 square feet with a weighted average rental rate of $13.13 per square foot, representing a new rent spread of 27.8%.
•CDR Year-To-Date Leasing Activity
•Executed 11 lease renewals totaling 70,560 square feet at a weighted average increase of $0.91 per square foot, representing an increase of 5.7% over in-place rental rates.
•Signed 10 new leases totaling 50,481 square feet with a weighted average rental rate of $12.74 per square foot, representing a new rent spread of (7.5)%.

OPERATIONS
•Total revenue of $52.2 million increased by 2.5% or $1.3 million, primarily a result of:
•$1.3 million increase in tenant reimbursements; and
•$0.9 million increase in base rent; partially offset by
•$0.9 million decrease in market lease amortization.
•Total operating expenses of $36.1 million decreased by 5.0% or $1.9 million, primarily a result of:

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	9

•$1.8 million decrease in depreciation and amortization primarily as a result of the purchase price allocation of lease intangibles due to the timing of the Cedar Acquisition;
•$0.6 million decrease in legal fees due to bringing certain legal services in-house; and
•$0.2 million decrease in ground rent expense as a result of the 2023 acquisition of a land parcel located on the Company's property Devine Street; partially offset by
•$0.2 million increase in repairs and maintenance;
•$0.2 million increase in insurance;
•$0.1 million increase in utilities; and
•$0.1 million increase in dues and fees.

FINANCIAL
•FFO of $(7.7) million, or $(14.06) per share of the Company's Common Stock and OP Units in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $3.5 million, or $417.02 per share.
•AFFO of $5.16 per share of the Company's Common Stock and OP Units in our operating partnership, Wheeler REIT, L.P., as compared to $18.11 per share.

SAME-PROPERTY NET OPERATING INCOME
•Same-Property NOI increased by 6.0% or $1.8 million. Same-Property NOI was impacted by:
•$2.2 million increase in property revenue; partially offset by
•$0.4 million increase in property expense.

CAPITAL MARKETS
•On January 17, 2024, the Company paid down $0.6 million of the Convertible Notes through an open market purchase of 23,280 units at a total purchase price of $1.3 million. As a result of these transactions the Company recognized a $0.7 million loss included in non-operating expenses.
•On February 29, 2024, the Company entered into a revolving credit agreement with KeyBank National Association to draw up to $9.5 million (the "Cedar Revolving Credit Agreement"). The interest rate under the Cedar Revolving Credit Agreement is the daily SOFR, plus applicable margins of 0.10% plus 2.75%. Interest payments are due monthly, and any outstanding principal is due at maturity on February 28, 2025. The Cedar Revolving Credit Agreement may be extended, at the Company's option, for up to two additional three-month periods, subject to customary conditions. The Cedar Revolving Credit Agreement is collateralized by 6 properties, consisting of Carll's Corner, Fieldstone Marketplace, Oakland Commons, Kings Plaza, Oregon Avenue and South Philadelphia, and proceeds will be used for capital expenditures and tenant improvements for such properties. Upon the disposition of Oakland Commons, the property was released from collateral and the outstanding borrowings were repaid.
•On March 28, 2024, the Company received $1.0 million of $2.5 million in deferred loan proceeds under the Timpany Plaza Loan Agreement following the Company's satisfaction of certain lease-related contingencies. The Company anticipates receiving the $1.5 million balance of the deferred loan proceeds upon the satisfaction of certain other lease-related contingencies.
•Assets held for sale total $24.8 million and include South Philadelphia, located in Philadelphia, Pennsylvania, as the Company has committed to a plan to sell components of the property.
•As of June 30, 2024, the Conversion Price for the Convertible Notes was approximately $14.30 per share of the Company’s Common Stock (approximately 1.75 shares of Common Stock for each $25.00 of principal amount of the Convertible Notes being converted).
•Recognized a non-operating loss of $10.5 million in net changes in fair value of derivative liabilities, primarily due to adjustments in valuation assumptions associated with the embedded derivatives within the Convertible Notes.
•Interest expense was $16.2 million and $16.7 million for the six months ended June 30, 2024 and 2023, respectively, representing a decrease of 2.8%. The increase in property debt interest, inclusive of Cedar debt, was $1.3 million a result of (1) an increase of $0.9 million due to an increase in the overall average interest rate and (2) an increase of $0.4 million in the average principal debt balance. See page 19 for further details.
•Loans payable increased $3.6 million compared to December 31, 2023 and were impacted by:
•$3.9 million increase from 2024 loan refinancing activities;
•$3.6 million draw on Cedar Revolving Credit Agreement;
•$1.0 million increase from the Timpany Plaza loan agreement draw; partially offset by
•$3.6 million payment on Cedar Revolving Credit Agreement;
•$0.6 million repurchase of debt securities; and
•$0.6 million scheduled loan principal payments on debt.

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	10

OTHER
•The Company recognized non-operating expenses of $1.2 million, which primarily consisted of capital structure costs, including repurchase of Convertible Notes and legal and other expenses incurred for the 2024 Reverse Stock Splits and the registration of our Common Stock to issue in settlement of Series D Preferred Stock redemptions.
•The Company subscribed for limited partnership interest in SAI in exchange for a $10.5 million capital contribution. As of June 30, 2024, the fair value of the Company’s SAI investment was $11.4 million, which includes the $10.5 subscription. For the six months ended June 30, 2024, the gain on investment securities, net was $0.2 million, net of $0.1 million in fees. This investment is presented on the line "investment securities - related party”, on the consolidated balance sheets, for more information see Note 4 in our Quarterly Report on Form 10-Q for the period ended June 30, 2024.

BALANCE SHEET
•Cash and cash equivalents totaled $19.6 million, compared to $18.4 million at December 31, 2023.
•Restricted cash totaled $22.2 million, compared to $21.4 million at December 31, 2023. The funds at June 30, 2024 are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes and insurance expenses.
•Debt totaled $499.2 million, compared to $495.6 million at December 31, 2023.
•The Company's weighted average interest rate on property level debt, excluding Cedar, was 5.36% with a term of 8.1 years, compared to 5.20% with a term of 8.0 years at December 31, 2023. The weighted average interest rate on all debt was 5.53% with a term of 8.1 years, compared to 5.42% with a term of 8.2 years at December 31, 2023.
•Real estate, net of assets held for sale totaled $541.9 million compared to $565.1 million as of December 31, 2023.
•The Company invested $11.9 million in tenant improvements and capital expenditures into the properties.

DIVIDENDS
•Total cumulative dividends in arrears for WHLR's Series D Preferred Stock were $35.3 million or $13.48 per share as of June 30, 2024.
•During the six months ended June 30, 2024, Cedar paid dividends of $5.4 million.
•On July 22, 2024, the Company announced, Cedar’s Board of Directors declared a dividend of $0.453125 and $0.406250 per share with respect to the Cedar's Series B Preferred Stock and Series C Preferred Stock, respectively. The distributions are payable on August 20, 2024 to shareholders of record of the Series B Preferred Stock and Series C Preferred Stock, as applicable, on August 9, 2024.

SERIES D PREFERRED STOCK - REDEMPTIONS
•At June 30, 2024 and December 31 2023, the Company had 2,615,573 and 2,590,458 issued shares, respectively and 6,000,000 authorized shares of Series D Preferred Stock, without par value with a $25.00 liquidation preference per share, or $100.6 million and $97.1 million in aggregate liquidation value, respectively.
•During the six months ended June 30, 2024, the Company processed redemptions for an aggregate of 84,561 shares of Series D Preferred Stock from the holders thereof. Accordingly, the Company issued 118,783 shares of Common Stock in settlement of an aggregate Redemption Price of approximately $3.2 million.
•The value of the Common Stock issued to holders redeeming their Series D Preferred Stock is the volume weighted average price (the "VWAP") per share of our Common Stock for the ten consecutive trading days immediately preceding, but not including, the Holder Redemption Date as reported on Nasdaq. During the six months ended June 30, 2024, the Company has realized a gain of $0.2 million in the aggregate due to the closing price of the Common Stock on the last VWAP date differing from the VWAP used to calculate the shares issued in each redemption round.

SUBSEQUENT EVENTS
•For the August 2024 Series D Preferred Stock redemptions, the Company processed 20 redemption requests from holders of its Series D Preferred Stock, collectively redeeming 124,043 shares of Series D Preferred Stock for a redemption price per share of approximately $38.85. The Company settled the aggregate redemption price through the issuance of 657,671 shares of Common Stock. The volume weighted average of the closing sales price, as reported on Nasdaq, per share of Common Stock for the ten consecutive trading days immediately preceding, but not including, the August 5, 2024 Holder Redemption Date was approximately $7.33.

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	11

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K. These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	12

Consolidated Balance Sheets
$ in 000s, except par value and share data

	June 30, 2024	December 31, 2023
	(unaudited)
ASSETS:
Real estate:
Land and land improvements	$138,259	$149,908
Buildings and improvements	507,016	510,812
	645,275	660,720
Less accumulated depreciation	(103,342)	(95,598)
Real estate, net	541,933	565,122

Cash and cash equivalents	19,609	18,404
Restricted cash	22,155	21,403
Receivables, net	14,471	13,126
Investment securities - related party	11,373	10,685
Assets held for sale	24,829	—
Above market lease intangibles, net	1,747	2,114
Operating lease right-of-use assets	9,344	9,450
Deferred costs and other assets, net	24,854	28,028
Total Assets	$670,315	$668,332

LIABILITIES:
Loans payable, net	$481,239	$477,574
Liabilities associated with assets held for sale	163	—
Below market lease intangibles, net	13,465	17,814
Derivative liabilities	14,128	3,653
Operating lease liabilities	10,230	10,329
Series D Preferred Stock redemptions	—	369
Accounts payable, accrued expenses and other liabilities	21,114	17,065
Total Liabilities	540,339	526,804
Commitments and contingencies
Series D Cumulative Convertible Preferred Stock	100,640	96,705
EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding; $0.6 million in aggregate liquidation value)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 3,379,142 shares issued and outstanding; $84.5 million aggregate liquidation preference)	45,042	44,998
Common Stock ($0.01 par value, 200,000,000 shares authorized, 566,814 and 448,081 shares issued and outstanding, respectively)	5	4
Additional paid-in capital	261,505	258,106
Accumulated deficit	(343,391)	(324,854)
Total Shareholders’ Deficit	(36,386)	(21,293)
Noncontrolling interests	65,722	66,116
Total Equity	29,336	44,823
Total Liabilities and Equity	$670,315	$668,332

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	13

Consolidated Statements of Operations
$ in 000s, except share and per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
REVENUE:
Rental revenues	$25,894	$24,583	$51,589	$50,083
Other revenues	423	257	600	823
Total Revenue	26,317	24,840	52,189	50,906
OPERATING EXPENSES:
Property operations	8,664	8,342	17,714	17,297
Depreciation and amortization	6,373	7,301	12,971	14,767
Corporate general & administrative	2,641	2,818	5,387	5,889
Total Operating Expenses	17,678	18,461	36,072	37,953
Gain on disposal of properties	2,883	—	2,883	—
Operating Income	11,522	6,379	19,000	12,953
Interest income	60	126	123	173
Gain on investment securities, net	294	31	188	31
Interest expense	(8,778)	(10,179)	(16,183)	(16,656)
Net changes in fair value of derivative liabilities	(4,968)	3,030	(10,475)	4,882
Gain on preferred stock redemptions	—	—	213	—
Other expense	(487)	(635)	(1,229)	(3,040)
Net Loss Before Income Taxes	(2,357)	(1,248)	(8,363)	(1,657)
Income tax expense	(1)	(46)	(1)	(46)
Net Loss	(2,358)	(1,294)	(8,364)	(1,703)
Less: Net income attributable to noncontrolling interests	2,698	2,676	5,399	5,368
Net Loss Attributable to Wheeler REIT	(5,056)	(3,970)	(13,763)	(7,071)
Preferred stock dividends - undeclared	(2,022)	(2,261)	(4,064)	(4,525)
Deemed distribution related to preferred stock redemption value	(710)	—	(710)	—
Net Loss Attributable to Wheeler REIT Common Shareholders	$(7,788)	$(6,231)	$(18,537)	$(11,596)

Loss per share:
Basic and Diluted	$(13.74)	$(762.93)	$(33.97)	$(1,420.26)
Weighted-average number of shares:
Basic and Diluted	566,854	8,167	545,728	8,164

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	14

Reconciliation of Non-GAAP Measures
Same-Property Net Operating Income
$ in 000s

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Operating Income	$11,522	$6,379	$19,000	$12,953
Add (deduct):
Gain on disposal of properties	(2,883)	—	(2,883)	—
Corporate general & administrative	2,641	2,818	5,387	5,889
Depreciation and amortization	6,373	7,301	12,971	14,767
Straight-line rents	(356)	(373)	(726)	(719)
Above (below) market lease amortization, net	(860)	(1,237)	(1,773)	(2,633)
Other non-property revenue	(10)	(26)	(13)	(55)
NOI related to properties not defined as same-property	(186)	2	(308)	(327)
Same Store Property Net Operating Income	$16,241	$14,864	$31,655	$29,875

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	15

Reconciliation of Non-GAAP Measures (continued)
FFO and AFFO
$ in 000s, except share, unit and per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Loss	$(2,358)	$(1,294)	$(8,364)	$(1,703)
Depreciation and amortization of real estate assets	6,373	7,301	12,971	14,767
Gain on disposal of properties	(2,883)	—	(2,883)	—
FFO	1,132	6,007	1,724	13,064
Preferred stock dividends - undeclared	(2,022)	(2,261)	(4,064)	(4,525)
Dividends on noncontrolling interests preferred stock	(2,688)	(2,688)	(5,376)	(5,376)
Preferred stock accretion adjustments	22	145	44	292
FFO available to common stockholders and common unitholders	(3,556)	1,203	(7,672)	3,455
Other non-recurring and non-cash expenses (1)	368	1,767	368	2,035
Gain on investment securities, net	(294)	(31)	(188)	(31)
Net changes in fair value of derivative liabilities	4,968	(3,030)	10,475	(4,882)
Gain on preferred stock redemptions	—	—	(213)	—
Straight-line rental revenue, net straight-line expense	(373)	(301)	(760)	(704)
Deferred financing cost amortization	726	1,242	1,354	1,721
Paid-in-kind interest	1,488	1,428	2,031	2,006
Above (below) market lease amortization, net	(860)	(1,237)	(1,773)	(2,633)
Recurring capital expenditures tenant improvement reserves	(398)	(408)	(805)	(817)
AFFO	$2,069	$633	$2,817	$150

Weighted Average Common Shares	566,854	8,167	545,728	8,164
Weighted Average OP Units	106	121	109	121
Total Common Shares and OP Units	566,960	8,288	545,837	8,285
FFO per Common Share and OP Units	$(6.27)	$145.15	$(14.06)	$417.02
AFFO per Common Share and OP Units	$3.65	$76.38	$5.16	$18.11

(1)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2024.

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	16

Reconciliation of Non-GAAP Measures (continued)
EBITDA
$ in 000s

		Three Months Ended June 30,		Six Months Ended June 30,
		2024	2023	2024	2023
Net Loss		$(2,358)	$(1,294)	$(8,364)	$(1,703)
Add back:	Depreciation and amortization (1)	5,513	6,064	11,198	12,134
	Interest expense (2)	8,778	10,179	16,183	16,656
	Income tax expense	1	46	1	46
EBITDA		11,934	14,995	19,018	27,133
Adjustments for items affecting comparability:
	Net change in FMV of derivative liabilities	4,968	(3,030)	10,475	(4,882)
	Other non-recurring and non-cash expenses (3)	—	—	—	259
	Gain on preferred stock redemptions	—	—	(213)	—
	Gain on investment securities, net	(294)	(31)	(188)	(31)
	Gain on disposal of properties	(2,883)	—	(2,883)	—
Adjusted EBITDA		$13,725	$11,934	$26,209	$22,479

(1) Includes above (below) market lease amortization.
(2) Includes loan cost amortization.
(3) Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended June 30, 2024.

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	17

Debt Summary
$ in 000s

Property/Description	Monthly Payment	Interest Rate	Maturity	June 30, 2024	December 31, 2023
Cypress Shopping Center	$34,360	4.70%	July 2024	$—	$5,769
Cedar Revolving Credit Agreement	Interest only	8.18% (3)	February 2025	—	—
Conyers Crossing	Interest only	4.67%	October 2025	—	5,960
Winslow Plaza	$24,295	4.82%	December 2025	4,291	4,331
Tuckernuck	$32,202	5.00%	March 2026	4,696	4,771
Chesapeake Square	$23,857	4.70%	August 2026	—	4,014
Sangaree/Tri-County	$32,329	4.78%	December 2026	—	5,990
Timpany Plaza	Interest only	7.27%	September 2028	10,060	9,060
Village of Martinsville	$89,664	4.28%	July 2029	14,537	14,755
Laburnum Square	Interest only	4.28%	September 2029	7,665	7,665
Rivergate (1)	$100,222	4.25%	September 2031	17,326	17,557
Convertible Notes	Interest only	7.00%	December 2031	30,948	31,530
Term loan, 22 properties	Interest only	4.25%	July 2032	75,000	75,000
JANAF (2)	Interest only	5.31%	July 2032	60,000	60,000
Cedar term loan, 10 properties	Interest only	5.25%	November 2032	110,000	110,000
Patuxent Crossing/Coliseum Marketplace	Interest only	6.35%	January 2033	25,000	25,000
Term loan, 12 properties	Interest only	6.19%	June 2033	61,100	61,100
Term loan, 8 properties	Interest only	6.24%	June 2033	53,070	53,070
Term loan, 5 properties	Interest only	6.80%	July 2034	25,500	—
Total Principal Balance				499,193	495,572
Unamortized deferred financing cost				(17,954)	(17,998)
Total Loans Payable, net				$481,239	$477,574

(1) In October 2026, the interest rate under this loan resets based on the 5-year U.S. Treasury Rate, plus 2.70%, with a floor of 4.25%.
(2) Collateralized by JANAF properties.
(3) Daily SOFR, plus applicable margins of 0.10%, plus 2.75%.

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	18

Debt Summary (continued)
Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
For the remaining six months ending December 31, 2024	$672	0.1%
December 31, 2025	6,069	1.2%
December 31, 2026	6,575	1.3%
December 31, 2027	2,958	0.6%
December 31, 2028	14,194	2.8%
December 31, 2029	24,434	4.9%
Thereafter	444,291	89.1%
Total principal repayments and debt maturities	$499,193	100.0%

Interest Expense
$ in 000s

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended Changes		Six Months Ended Changes
	2024	2023	2024	2023	Dollar	Percent	Dollar	Percent
Property debt interest - excluding Cedar debt	$4,099	$3,890	$8,300	$7,496	$209	5.4%	$804	10.7%
Convertible Notes interest (1)	1,488	1,428	2,031	2,006	60	4.2%	25	1.2%
Defeasance paid	368	1,758	368	1,758	(1,390)	(79.1)%	(1,390)	(79.1)%
Amortization of deferred financing costs	726	1,242	1,354	1,721	(516)	(41.5)%	(367)	(21.3)%
Property debt interest - Cedar	2,097	1,861	4,130	3,675	236	12.7%	455	12.4%
Total Interest Expense	$8,778	$10,179	$16,183	$16,656	$(1,401)	(13.8)%	$(473)	(2.8)%
(1) Includes the fair value adjustment for the paid-in-kind interest.

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	19

Property Summary

Property	Location	Number of Tenants	Total Leasable Square Feet	Percentage Leased	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's)	Annualized Base Rent per Occupied Sq. Foot
WHLR
Alex City Marketplace	Alexander City, AL	19	151,843	100.0%	100.0%	151,843	$1,293	$8.52
Amscot Building	Tampa, FL	1	2,500	100.0%	100.0%	2,500	83	33.00
Beaver Ruin Village	Lilburn, GA	29	74,038	94.1%	94.1%	69,648	1,299	18.65
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	494	14.13
Brook Run Shopping Center	Richmond, VA	17	147,738	91.5%	91.5%	135,110	1,180	8.73
Bryan Station	Lexington, KY	9	54,277	94.5%	94.5%	51,275	608	11.86
Cardinal Plaza	Henderson, NC	10	50,000	100.0%	100.0%	50,000	519	10.38
Chesapeake Square	Onley, VA	14	108,982	92.1%	92.1%	100,406	780	7.77
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	385	8.46
Conyers Crossing	Conyers, GA	14	170,475	100.0%	100.0%	170,475	1,014	5.95
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	978	9.13
Cypress Shopping Center	Boiling Springs, SC	18	80,435	100.0%	59.9%	48,175	633	13.13
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	140	5.38
Devine Street	Columbia, SC	1	38,464	89.1%	89.1%	34,264	180	5.25
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	737	15.41
Forrest Gallery	Tullahoma, TN	27	214,451	91.3%	91.3%	195,677	1,479	7.56
Fort Howard Shopping Center	Rincon, GA	20	113,652	100.0%	100.0%	113,652	1,297	11.41
Freeway Junction	Stockbridge, GA	18	156,834	98.2%	98.2%	154,034	1,361	8.84
Franklin Village	Kittanning, PA	24	151,821	95.2%	93.3%	141,573	1,367	9.65
Franklinton Square	Franklinton, NC	14	65,366	97.7%	97.7%	63,866	590	9.24
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267	9.04
Grove Park Shopping Center	Orangeburg, SC	14	93,265	94.8%	94.8%	88,375	714	8.08
Harrodsburg Marketplace	Harrodsburg, KY	8	60,048	91.0%	91.0%	54,648	466	8.53
JANAF	Norfolk, VA	111	798,086	89.3%	89.3%	712,775	9,221	12.94
Laburnum Square	Richmond, VA	20	109,405	98.2%	98.2%	107,405	1,024	9.54
Ladson Crossing	Ladson, SC	16	52,607	100.0%	100.0%	52,607	571	10.86
LaGrange Marketplace	LaGrange, GA	12	76,594	92.2%	89.0%	68,200	420	6.16
Lake Greenwood Crossing	Greenwood, SC	8	43,618	100.0%	100.0%	43,618	412	9.44
Lake Murray	Lexington, SC	4	39,218	100.0%	15.3%	6,000	98	16.27
Litchfield Market Village	Pawleys Island, SC	26	86,717	100.0%	100.0%	86,717	1,107	12.77
Lumber River Village	Lumberton, NC	11	66,781	100.0%	100.0%	66,781	507	7.59
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	330	12.31
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	669	11.92
New Market Crossing	Mt. Airy, NC	13	117,076	100.0%	100.0%	117,076	1,048	8.95
Parkway Plaza	Brunswick, GA	5	52,365	84.8%	84.8%	44,385	482	10.85
Pierpont Centre	Morgantown, WV	15	111,162	98.5%	98.5%	109,437	1,070	9.78
Port Crossing	Harrisonburg, VA	8	65,365	100.0%	100.0%	65,365	865	13.23
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	11	91,188	96.9%	96.9%	88,375	755	8.54
Rivergate Shopping Center	Macon, GA	24	193,960	86.5%	78.1%	151,513	2,154	14.22
Sangaree Plaza	Summerville, SC	10	66,948	100.0%	100.0%	66,948	718	10.73
Shoppes at Myrtle Park	Bluffton, SC	14	56,609	99.3%	99.3%	56,189	691	12.30
South Lake	Lexington, SC	11	44,318	100.0%	100.0%	44,318	261	5.90
South Park	Mullins, SC	4	60,734	96.9%	96.9%	58,834	401	6.82
South Square	Lancaster, SC	6	44,350	81.0%	81.0%	35,900	306	8.54
St. George Plaza	St. George, SC	9	59,174	100.0%	100.0%	59,174	466	7.87
Sunshine Plaza	Lehigh Acres, FL	23	111,189	100.0%	100.0%	111,189	1,145	10.29
Surrey Plaza	Hawkinsville, GA	3	42,680	82.0%	82.0%	35,000	222	6.35

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	20

Property Summary (continued)

Property	Location	Number of Tenants	Total Leasable Square Feet	Percentage Leased	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's)	Annualized Base Rent per Occupied Sq. Foot
Tampa Festival	Tampa, FL	21	141,580	100.0%	74.9%	105,980	$1,046	$9.87
Tri-County Plaza	Royston, GA	8	67,577	96.0%	96.0%	64,877	463	7.14
Tuckernuck	Richmond, VA	17	93,391	98.6%	98.6%	92,124	1,095	11.89
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	491	10.29
Village of Martinsville	Martinsville, VA	22	288,254	100.0%	100.0%	288,254	2,446	8.49
Waterway Plaza	Little River, SC	9	49,750	95.2%	95.2%	47,350	495	10.46
Westland Square	West Columbia, SC	12	62,735	100.0%	100.0%	62,735	533	8.49
Winslow Plaza	Sicklerville, NJ	17	40,695	97.1%	97.1%	39,495	654	16.56
	WHLR TOTAL	772	5,309,913	95.6%	93.3%	4,955,740	$50,170	$10.12
CDR
Brickyard Plaza	Berlin, CT	11	227,598	100.0%	100.0%	227,598	$2,099	$9.22
Carll's Corner	Bridgeton, NJ	6	116,532	36.9%	20.7%	24,154	298	12.32
Coliseum Marketplace	Hampton, VA	9	106,648	94.9%	94.9%	101,198	1,238	12.23
Fairview Commons	New Cumberland, PA	10	50,485	83.6%	83.6%	42,221	453	10.74
Fieldstone Marketplace	New Bedford, MA	11	193,970	77.3%	40.5%	78,464	827	10.54
Gold Star Plaza	Shenandoah, PA	6	71,720	97.8%	97.8%	70,120	642	9.16
Golden Triangle	Lancaster, PA	19	202,790	98.4%	98.4%	199,605	2,821	14.13
Hamburg Square	Hamburg, PA	7	102,058	100.0%	100.0%	102,058	692	6.78
Kings Plaza	New Bedford, MA	17	168,243	98.5%	98.5%	165,743	1,473	8.89
Oregon Avenue (1)	Philadelphia, PA	—	—	—%	—%	—	—	—
Patuxent Crossing	California, MD	27	264,068	82.6%	82.6%	218,067	2,703	12.40
Pine Grove Plaza	Brown Mills, NJ	14	79,306	79.7%	79.7%	63,166	772	12.22
South Philadelphia	Philadelphia, PA	14	221,157	86.0%	76.0%	168,160	1,705	10.14
Southington Center	Southington, CT	10	155,842	98.5%	98.5%	153,507	1,232	8.03
Timpany Plaza	Gardner, MA	17	182,799	82.8%	81.6%	149,135	1,487	9.97
Trexler Mall	Trexlertown, PA	23	342,541	99.7%	99.7%	341,544	3,764	11.02
Washington Center Shoppes	Sewell, NJ	30	157,300	97.5%	97.5%	153,320	1,948	12.71
Webster Commons	Webster, MA	9	98,984	100.0%	100.0%	98,984	1,278	12.91
	CDR TOTAL	240	2,742,041	90.1%	86.0%	2,357,044	$25,432	$10.79

	COMBINED TOTAL	1,012	8,051,954	93.8%	90.8%	7,312,784	$75,602	$10.34

(1) Includes property where a redevelopment opportunity exists.

Undeveloped Land	Company	Location	Parcel Size (in acres)
Brook Run Properties	WHLR	Richmond, VA	2.00
Courtland Commons	WHLR	Courtland, VA	1.04
Edenton Commons	WHLR	Edenton, NC	52.93
St. George Land	WHLR	St. George, SC	2.51
South Philadelphia (Parcels G&H)	CDR	Philadelphia, PA	2.85
Webster Commons	CDR	Webster, MA	0.55

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	21

Property Summary (continued)

MASSACHUSETTS
CONNECTICUT
PENNSYLVANIA
NEW JERSEY
MARY LAND
WEST VIRGINIA
VIRGINIA
KENTUCKY
TENNESSEE
NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
ALABAMA
FLORIDA

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	22

Top Ten Tenants by Annualized Base Rent

Tenants	Category	Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Annualized Base Rent Per Occupied Square Foot
Food Lion	Grocery	$4,280	5.66%	520,000	6.46%	$8.23
Dollar Tree (1)	Discount Retailer	2,211	2.92%	255,000	3.17%	8.67
Kroger Co (2)	Grocery	2,097	2.77%	239,000	2.97%	8.77
TJX Companies (3)	Discount Retailer	1,721	2.28%	195,000	2.42%	8.83
Planet Fitness	Gym	1,518	2.01%	153,000	1.90%	9.92
Piggly Wiggly	Grocery	1,363	1.80%	170,000	2.11%	8.02
Aldi (4)	Grocery	1,359	1.80%	154,000	1.91%	8.82
Lowes Foods (5)	Grocery	1,223	1.62%	130,000	1.61%	9.41
Big Lots	Discount Retailer	1,107	1.46%	171,000	2.12%	6.47
Kohl's	Discount Retailer	1,049	1.39%	147,000	1.83%	7.14
		$17,928	23.71%	2,134,000	26.50%	$8.40

(1) Dollar Tree 18 / Family Dollar 7
(2) Kroger 4 / Harris Teeter 1 / 3 fuel stations
(3) Marshall's 4 / HomeGoods 2 / TJ Maxx 1
(4) Winn Dixie 3 / Aldi 2
(5) Lowes Foods 1 / KJ's Market 2

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	739,170	9.18%	—%	$—	—%	$—
MTM	9	65,142	0.81%	0.89%	443	0.59%	6.80
2024	63	202,890	2.52%	2.77%	2,240	2.96%	11.04
2025	154	849,631	10.55%	11.62%	8,568	11.33%	10.08
2026	163	862,626	10.71%	11.8%	9,535	12.61%	11.05
2027	165	745,482	9.26%	10.19%	9,444	12.49%	12.67
2028	142	1,289,259	16.01%	17.63%	11,988	15.86%	9.30
2029	122	908,725	11.29%	12.43%	9,511	12.58%	10.47
2030	51	716,525	8.90%	9.80%	6,002	7.94%	8.38
2031	35	463,737	5.76%	6.34%	4,586	6.07%	9.89
2032	32	403,457	5.01%	5.52%	3,538	4.68%	8.77
2033 & thereafter	76	805,310	10.00%	11.01%	9,747	12.89%	12.10
Total	1,012	8,051,954	100.00%	100.00%	$75,602	100.00%	$10.34

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	23

Lease Expiration Schedule (continued)
Anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	218,418	$—	—%	$—	—	—	$—	—%	$—
MTM	2	54,564	297	9.36%	5.44	—	—	—	—%	—
2024	—	—	—	—%	—	1	37,500	296	1.02%	7.89
2025	3	89,297	580	18.27%	6.50	9	357,613	2,511	8.65%	7.02
2026	1	20,152	97	3.06%	4.81	13	427,864	3,603	12.41%	8.42
2027	3	69,819	629	19.82%	9.01	5	149,546	1,505	5.18%	10.06
2028	1	23,876	116	3.65%	4.86	21	850,230	5,875	20.23%	6.91
2029	2	48,789	517	16.29%	10.60	13	450,973	3,323	11.44%	7.37
2030	—	—	—	—%	—	10	544,804	3,187	10.97%	5.85
2031	1	20,858	60	1.89%	2.88	6	280,528	2,478	8.53%	8.83
2032	—	—	—	—%	—	9	302,568	1,961	6.75%	6.48
2033+	2	74,416	878	27.66%	11.80	14	534,734	4,301	14.82%	8.04
Total	15	620,189	$3,174	100.00%	$7.90	101	3,936,360	$29,040	100.00%	$7.38

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	520,752	$—	—%	$—	—	—	$—	—%	$—
MTM	7	10,578	146	0.79%	13.80	—	—	—	—%	—
2024	43	115,162	1,247	6.71%	10.83	19	50,228	697	2.81%	13.88
2025	93	212,651	2,805	15.10%	13.19	49	190,070	2,672	10.77%	14.06
2026	99	226,877	3,122	16.81%	13.76	50	187,733	2,713	10.93%	14.45
2027	105	268,685	4,098	22.07%	15.25	52	257,432	3,212	12.94%	12.48
2028	66	158,937	2,653	14.29%	16.69	54	256,216	3,344	13.47%	13.05
2029	46	135,875	1,800	9.69%	13.25	61	273,088	3,871	15.60%	14.17
2030	17	35,556	731	3.94%	20.56	24	136,165	2,084	8.40%	15.30
2031	8	21,553	348	1.87%	16.15	20	140,798	1,700	6.85%	12.07
2032	11	32,375	468	2.52%	14.46	12	68,514	1,109	4.47%	16.19
2033+	22	55,168	1,153	6.21%	20.90	38	140,992	3,415	13.76%	24.22
Total	517	1,794,169	$18,571	100.00%	$14.58	379	1,701,236	$24,817	100.00%	$14.59

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	24

Leasing Summary

WHLR Leasing Renewals and New Leases

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Renewals(1):
Leases renewed with rate increase (sq feet)	154,149	161,912	213,264	399,467
Leases renewed with rate decrease (sq feet)	—	—	4,000	—
Leases renewed with no rate change (sq feet)	34,003	44,383	65,803	69,615
Total leases renewed (sq feet)	188,152	206,295	283,067	469,082

Leases renewed with rate increase (count)	38	16	63	51
Leases renewed with rate decrease (count)	—	—	1	—
Leases renewed with no rate change (count)	2	3	4	6
Total leases renewed (count)	40	19	68	57

Option exercised (count)	8	6	11	13

Weighted average on rate increases (per sq foot)	$1.41	$0.73	$1.40	$0.73
Weighted average on rate decreases (per sq foot)	$—	$—	$(0.13)	$—
Weighted average rate (per sq foot)	$1.15	$0.58	$1.05	$0.62

Renewal Rent Spread	10.76%	7.46%	9.68%	7.11%

New Leases(1) (2):
New leases (sq feet)	85,487	25,897	107,836	73,267
New leases (count)	9	13	19	21
Weighted average rate (per sq foot)	$13.47	$13.06	$13.13	$14.61

New Rent Spread	29.93%	14.20%	27.76%	49.78%

(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease square feet and weighted average rate (per square foot) on new leases.

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	25

Leasing Summary (continued)

CDR Leasing Renewals and New Leases

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Renewals(1):
Leases renewed with rate increase (sq feet)	36,918	13,580	69,185	69,751
Leases renewed with rate decrease (sq feet)	1,375	—	1,375	—
Leases renewed with no rate change (sq feet)	—	5,643	—	7,643
Total leases renewed (sq feet)	38,293	19,223	70,560	77,394

Leases renewed with rate increase (count)	7	3	10	8
Leases renewed with rate decrease (count)	1	—	1	—
Leases renewed with no rate change (count)	—	2	—	3
Total leases renewed (count)	8	5	11	11

Option exercised (count)	2	1	4	3

Weighted average on rate increases (per sq foot)	$1.48	$1.41	$1.07	$0.61
Weighted average on rate decreases (per sq foot)	$(7.32)	$—	$(7.32)	$—
Weighted average rate (per sq foot)	$1.17	$1.00	$0.91	$0.55

Renewal Rent Spread	9.25%	6.55%	5.73%	4.82%

New Leases(1) (2):
New leases (sq feet)	34,776	26,265	50,481	30,065
New leases (count)	6	3	10	5
Weighted average rate (per sq foot)	$11.00	$13.69	$12.74	$14.45

New Rent Spread	(3.72)%	16.62%	(7.47)%	23.77%
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease square feet and weighted average rate (per square foot) on new leases.

WHLR | Financial & Operating Data | as of 6/30/2024 unless otherwise stated	26